Jul 10, 2009, 4:30 p.m. EST

ProElite, King of the Cage Close Strict Foreclosure Agreement

LOS ANGELES, Jul 10, 2009 (BUSINESS WIRE) -- ProElite, Inc. (OTB:PELE.PK) said today that it has closed a strict foreclosure agreement that returns King of the Cage, the highly successful mixed martial arts brand, to its original owners Terry and Julie Trebilcock. With the agreement, ProElite's outstanding debt to King of the Cage has been satisfied; and King of the Cage, under the leadership of founder Terry Trebilcock, again becomes an independent company with control over its own extensive video library.

ProElite CEO Charles F. Champion said that the agreement closed today and that the financial and legal issues between the two entities have been completely resolved.

ProElite retains a number of prominent assets including a host of international MMA brands such as Spirit MC, its community-driven interactive broadband entertainment website, and an extensive library of MMA events.

SOURCE: ProElite, Inc.

Hud Englehart

Beacon Advisors, Inc.

312.280.8100